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                                                                    EXHIBIT 99.1


CONTACTS:         Media:                          Investor/Financial Analysts:
                  Ashley Vandiver                 Heidi Jennison
                  Internet Security Systems       Internet Security Systems
                  404-236-4053                    404-236-2796
                  avandiver@iss.net               hjennison@iss.net

                  Adam Paige                      Industry Analysts:
                  Cohn & Wolfe                    Player Pate
                  212-798-9833                    Internet Security Systems
                  adam_paige@nyc.cohnwolfe.com    404-236-4018
                                                  ppate@iss.net


FOR IMMEDIATE RELEASE

         INTERNET SECURITY SYSTEMS COMPLETES ACQUISITION OF VCIS INC.

         ~ NEW PATENT-PENDING TECHNOLOGY PREVENTS MALICIOUS CODE FROM EXECUTING BEFORE IT REACHES THE ENTERPRISE NETWORK PROVIDING DEFENSE IN DEPTH ~

         ATLANTA, GA. -- OCTOBER 31, 2002 -- Internet Security Systems, Inc. (Nasdaq: ISSX) today completed the acquisition of privately held vCIS Inc. of Santa Clara, California. On August 23, 2002 ISS announced a definitive agreement to acquire vCIS, the developer of patent-pending, next-generation, pre-emptive behavioral inspection technology. The technology prevents malicious code from executing and causing damage before it has an opportunity to interact with the enterprise network. The acquisition of vCIS will add another essential protection technology customers require to effectively implement an enterprise-wide "defense-in-depth" strategy to protect against continuously evolving "hybrid" threats.

         "Behavioral inspection is an extremely valuable protection layer and increases the depth of our comprehensive solution," said Tom Noonan, president and chief executive officer of Internet Security Systems. "The acquisition of this behavioral analysis technology will help our customers protect their infrastructures from unknown threats during their most vulnerable time when a new threat emerges."

         The vCIS protection technology will allow Internet Security Systems to enhance the application protection feature in RealSecure(R) Desktop Protector solution as well as the company's server protection offerings. The integrated pre-emptive behavioral technology is expected to be available for the desktop in the first quarter of 2003. With

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these combined technologies, customers will be able to control - via policy -
how known programs operate on their host systems while effectively preventing unknown or untrusted applications from executing. The combination affords strong proactive application controls, serving as an adjunct to deploying and managing signatures, and dramatically reduces false positives.

         The acquisition advances our strategy of offering threat protection solutions that actively detect, prevent and respond to security risks at every potential point of compromise on desktops, servers and networks.

         Internet Security Systems will issue or reserve approximately one million shares of Internet Security Systems' common stock in the transaction. Shares will be issued to holders of vCIS stock, convertible notes and warrants. Shares will be reserved for future exercise of stock options outstanding under the vCIS stock option plan assumed in the transaction.

         The closing of this transaction was considered in the company's recently published guidance for the quarter ending December 31, 2002 of revenues in the range of $64,000,000 to $68,000,000 and pro forma earnings in the range of $0.14 to $0.16 per diluted share. Assuming achievement of these expectations, revenues for the year ending December 31, 2002 will be in the range of $244,000,000 to $248,000,000 and pro forma earnings of $0.47 to $0.49 per diluted share. The quarterly and annual pro forma per share amounts exclude the non-cash acquisition related charges, gain related to the use of subsidiary shares in an acquisition and any in-process research and development charge related to this vCIS acquisition, which may be a significant part of the acquisition cost of approximately $20 million.

         The guidance is based on current expectations for the fourth quarter and fiscal 2002 regarding revenues and earnings per share. These statements are forward-looking, and actual results may differ materially. The public can continue to rely on this guidance, unless Internet Security Systems publishes a notice stating otherwise or until the company's "quiet period" when Internet Security Systems and its representatives will not comment concerning previously published financial expectations. The company disclaims any obligation to update during the quiet period and the public should not rely on previously published expectations during the quiet period. Internet Security Systems'

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quiet period at the end of the fourth quarter is expected to run from December
15, 2002 until earnings are released in January 2003.

ABOUT INTERNET SECURITY SYSTEMS, INC.

         Internet Security Systems (ISS) (Nasdaq: ISSX) is a world leader in software and services that protect critical information assets from an ever-changing spectrum of threats and misuse. Software from Internet Security Systems dynamically detects, prevents and responds to sophisticated threats to networks, servers and desktops. Services include 24/7 system monitoring, emergency response and access to the X-Force, Internet Security Systems' renowned research and development team. Internet Security Systems is the trusted security provider for more than 10,000 corporate customers, including all of the Fortune 50, the top 10 largest U.S. securities firms, 10 of the world's largest telecommunications companies and major agencies and departments within U.S. local, state and federal governments. Headquartered in Atlanta, GA, Internet Security Systems has additional operations throughout the Americas, Asia, Australia, Europe and the Middle East. For more information, visit the Internet Security Systems Web site at www.iss.net or call 888-901-7477.

                                      # # #

FORWARD LOOKING STATEMENTS

This release, other than historical information, includes forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements include those related to availability and performance of development stage products and revenue and earnings guidance. The risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: the company's ability to develop new and enhanced products; the company's ability to assimilate recent and potential future acquisitions or investments, including vCIS; the level of demand for the company's products; the volume and timing of orders; product and price competition; customer budgets; the company's ability to expand its domestic and international sales and marketing organizations; the company's ability to attract and retain key personnel; reliance on distribution channels through which the company's products are sold; the growth in the acceptance and use of the Internet and of private Internet-based networks or "intranets"; the extent to which unauthorized access to and use of online information is perceived as a threat to network security; the assertion of infringement claims with respect to the company's intellectual property; foreign currency exchange rates; risks concerning the rapid change of technology; and general economic factors. These risks and others are discussed in the company's periodic filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. These filings can be obtained either by contacting ISS Investor Relations or through the Securities and Exchange Commission's Web site at "http://www.sec.gov".

Internet Security Systems is a trademark and RealSecure a registered trademark of Internet Security Systems, Inc. All other companies and products mentioned are trademarks and property of their respective owners.